Exhibit 10.9

NATIXIS

FACTOR

Global Export Agreement

General Terms and Conditions

Article 1 – PURPOSE OF THE AGREEMENT

NATIXIS FACTOR undertakes to provide the Client with a factoring service, in consideration for the actual transfer of ownership to it by way of subrogation of the latter’s customer receivables. Said receivables must be certain, liquid and payable at maturity.

Factoring service shall be understood to mean:

•	The management and timely collection of the receivables to be taken over.

•	The granting of advance financing, at the Client’s request, against collection of the assigned receivables.

The aforementioned services shall exclude any simultaneous use of factoring or similar transactions. They shall be performed solely in accordance with the terms and conditions laid down in this Agreement and any external provisions arising in particular out of international factoring legislation shall not apply.

If, for reasons beyond the control of the parties, the structure of the Agreement as defined hereunder is distorted, the Client authorizes NATIXIS FACTOR to write to it proposing an amendment to the Agreement, which it shall be deemed to have accepted if it fails to reply within 15 days.

Article 2 – OPENING OF CUSTOMER ACCOUNTS

Before submitting invoices and on the basis of the detailed customer information provided by the Client, NATIXIS FACTOR shall open customer accounts for each establishment invoiced.

NATIXIS FACTOR shall not open accounts on the basis of erroneous or incomplete information.

Article 3 – ASSIGNED RECEIVABLES

3.1 – The Client warrants the existence and amounts of the assigned receivables and that they are payable on the due date which shall not be more than 130 days from the date of the invoice. The Client undertakes to forward to NATIXIS FACTOR all the receivables relating to the same customer within a maximum of 30 days as of the date on which the invoices were issued.

The receivables shall always be of a commercial or business nature and they shall correspond to firm sales, deliveries of goods or the provision of services that have actually been performed.

The following, inter alia, shall be excluded: conditional sales, progress statements, prepayment invoices, provisions, services or supplies which are subject to a subcontractor’s lien or in respect of which there is a risk of set-off.

Receivables from customer businesses that have financial links, shareholders or managers in common with the Client shall also be excluded.

3.2 – The Client undertakes to transfer to NATIXIS FACTOR all the receivables relating to the same customer to within a maximum of 30 days as of the date on which the invoices are issued.

It shall have ensured beforehand that it has informed said customer of the existence of this Agreement.

All the invoices issued in relation to customers that fall within the scope of this Agreement shall be forwarded in support of each subrogation receipt made out to NATIXIS FACTOR, together with the supporting documents also required under the special terms and conditions at the frequency laid down in said special terms and conditions.

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

3.3 – Any credit notes that the Client might issue in partial or total cancellation of the invoices must be transferred as soon as they are issued, accompanied by detailed reasons for such credit notes and reimbursed to NATIXIS FACTOR. In addition, they must relate to a normal act of management and NATIXIS FACTOR reserves the right to refuse to accept them if they adversely affect its acquired rights.

3.4 – The invoices, made out in compliance with the provisions of current legislation, shall explicitly state the payment method and the actual payment date. They shall include a statement referring to subrogation in favor of NATIXIS FACTOR in accordance with current legislation in the various countries with which it conducts export transactions.

The Client undertakes to insert said statement, which shall be indelible and unalterable, into its invoices as soon as the Agreement is signed.

The Client undertakes to inform NATIXIS FACTOR of any event that might affect the assigned receivables, failing which NATIXIS FACTOR shall declare that the approvals issued are forfeited and it may demand repayment of any security granted.

3.5 – NATIXIS FACTOR may inform customers directly about the existence of the Agreement and its status as subrogate at any time, notwithstanding the Client’s obligation referred to in paragraph 1 of Article 3-2.

Article 4 – SUBROGATION AND PAYMENT

4.1 – When the subrogation receipt is drawn up, NATIXIS FACTOR shall pay, by credit to the current account, the amount of the receivables for which ownership is thus transferred.

The Client shall expressly subrogate NATIXIS FACTOR in all its rights, actions and other security interests that it might have in relation to the customers. NATIXIS FACTOR shall be entitled to freely exercise them.

In particular, the benefit of the reservation of title clause which the Client has ensured appears in all its contractual documents shall be automatically transferred.

4.2 – NATIXIS FACTOR may claim the immediate repayment of any amounts that have been credited to the current account in payment of the assigned receivables, from such time as the Client has changed the original payment terms without informing NATIXIS FACTOR thereof beforehand.

The same shall apply when the subrogation cannot actually take place or produce its full effects for any reason whatsoever.

4.3 – Apart from said exceptional causes of repayment, the Client shall guarantee the existence of the receivables that are paid to it and it expressly undertakes to make its own arrangements in respect of any disputes or proceedings that impede payment, albeit partial, by customers.

After a maximum of 30 days from the date on which notification of the proceedings is given, the continuation of the dispute characterized by the absence of a payment agreement shall entitle NATIXIS FACTOR to deem the assigned receivable non-existent and to debit the current account with the amount of the invoices in question.

4.4 – NATIXIS FACTOR shall be exempt from complying with the aforementioned deadline and it shall be entitled to obtain the immediate repayment of any receivables that do not fulfill the criteria specified in Article 3.

4.5 – It shall be understood that under no circumstances shall the fact that NATIXIS FACTOR exercises the right to obtain repayment of the receivables by debiting the current account for the reasons explained herein result in a withdrawal of any subrogations previously granted, save where the current account contains sufficient funds, and until said amounts have been repaid in full to NATIXIS FACTOR.

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

Article 5 – COLLECTION AND RECEIPT

5.1 – NATIXIS FACTOR shall have sole authority to take or cause to have taken any necessary steps with customers for the collection and receipt of the receivables for which it has assumed responsibility. In particular, NATIXIS FACTOR shall have sole authority to negotiate and accept any arrangement or deferment, having first advised the Client, it being understood that such steps may cease subject to debit of the receivable and the reimbursement of any amounts advanced by NATIXIS FACTOR.

5.2 – The Client undertakes to provide all the information that is likely to facilitate collection, in particular, to substantiate by means of any document the existence or execution of the order, to point out any event that is likely to delay or reduce the payment of pending receivables, and, in general, to provide all assistance possible.

5.3 – If an enforceable decision is handed down within the framework of legal proceedings brought against a customer by NATIXIS FACTOR, and the non-payment was not due to insolvency but to a dispute as to the validity of the receivable in question, the Client’s current account will be debited with the costs and fees incurred.

NATIXIS FACTOR shall seek the agreement of the Client as regards the costs and fees to be incurred before debiting the current account.

5.4 – The Client expressly authorizes NATIXIS FACTOR, in its stead, to create, supplement, settle and endorse by any statements necessary any trade bill or means of payment issued to it.

5.5 – Similarly, NATIXIS FACTOR shall be deemed to be acting pursuant to a mandate, when amounts are received or collected and they do not correspond to the assigned receivables; in that situation, they shall be credited to the Client’s current account upon collection or receipt.

5.6 – If certain customers were to make direct payments to the Client or to third parties, whether or not they are authorized by the Client, corresponding to invoices for which ownership has been assigned pursuant to the terms of this Agreement, they would be deemed to have been received under a mandate issued by NATIXIS FACTOR to the Client, and the Client would be bound to immediately remit the means of payment thus received to NATIXIS FACTOR in its original form.

If the means of payment received is not returned or once a period of five days has elapsed since the notification of direct payment, NATIXIS FACTOR shall reserve the right to assert its rights by any means in order to obtain repayment of the receivables that have been paid directly to the Client.

5.7 – The Client shall be responsible for invoicing customers and for collecting any default interest for which provision is made in its general terms and conditions of sale.

Article 6 – CURRENT ACCOUNT

6.1 – All transactions shall automatically be recorded in the current account, such that reciprocal remittances, debts and receivables arising from this Agreement or from any other obligation vis-à-vis NATIXIS FACTOR shall serve as mutual guarantees.

They shall thus be expressed as credit and debit items intended to yield a balance that alone shall be payable and shall be set off against each other, even if the conditions required by law relating to set off are not satisfied.

6.2 – This set off and indivisibility agreement, as defined above, shall be expressed by the opening of a single current account which may have sub-accounts for reasons of convenience.

6.3 – It is expressly agreed that any sums corresponding in whole or in part to the consideration for subrogated receivables in respect of which it becomes clear, after they have been taken over by NATIXIS FACTOR, that they do not correspond to the contractual specifications or that they are challenged by the Client’s customers, may be kept separately in an “unavailable” sub-account of the current account.

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

6.4 – NATIXIS FACTOR may register any amount that could be debited under this Agreement in a sub-account of the current account entitled “Reserves”.

6.5 – The Client shall be authorized to withdraw any sum available in the current account, in consideration for a charge, in accordance with the terms and conditions laid down in the special terms and conditions.

6.6 – This current account shall have no authorized overdraft. If, exceptionally, it has a debit balance, said balance must be repaid immediately and shall accrue interest at the rate fixed in the special terms and conditions.

6.7 – The monthly statements of account shall be deemed to have been finally accepted by the Client unless they are challenged in writing within 30 calendar days of the date on which they are issued.

Article 7 – GUARANTEE FUND

7.1 – Definition

The Client shall create a guarantee fund in the form of a cash pledge with NATIXIS FACTOR, from which the amounts that are needed to cover the debit balance of the current account may be deducted at any time. The guarantee fund shall then be restored to its previous level.

7.2 – Creation

It shall be created from deductions from the amounts available in the current account.

The amount of the guarantee fund shall not be less than a proportion of the outstanding assigned receivables or a minimum threshold laid down in the special terms and conditions on the basis of the information provided by the Client.

7.3 – Use

The fund may not be assigned or transferred to a third party as security without obtaining the prior consent of NATIXIS FACTOR.

If this Agreement is terminated, the amount of the guarantee fund shall not, unless agreed by NATIXIS FACTOR, be less than the amount existing on the date of termination, and must remain so for a period of three months as of the date of termination.

The amount of the guarantee fund shall only be payable on closure of the accounts and settlement of any debit balance in the current account at the time of the closure of transactions and extinguishment of current risks. Any remaining amounts held by way of the guarantee fund shall be repaid.

Article 8 – REPORTING AND DISCLOSURE OBLIGATIONS

8.1 – The Client hereby agrees to disclose any documents relating to the transactions that are subject to this Agreement and, in particular, those that substantiate the existence of the assigned receivables and credit notes.

8.2 – It authorizes NATIXIS FACTOR to examine any accounting documents, to check with customers that the invoices for which responsibility has been assumed exist and to submit the original invoices in its stead at any time.

8.3 – The Client undertakes to provide the accounting documents, balance sheet, income statement and statutory auditor’s report within the prescribed deadlines without NATIXIS FACTOR having to request that it do so. The Client undertakes to inform NATIXIS FACTOR of the occurrence of any event that might have an adverse effect on the financial health of its business.

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

Article 9 – MANAGEMENT OF CUSTOMER ACCOUNTS

NATIXIS FACTOR shall report to the Member on any management events affecting its customer accounts by providing the Member with a CREANCEnet service defined in Article 10, allowing for information to be consulted and exchanged, and permitting in particular the following functions:

•	consultation of accounts (position, balance, current account statement etc.);

•	the opening of customer accounts;

•	the transmission of information and/or questions to NATIXIS FACTOR;

•	submission of requests for approval or enhanced approval. In the event of total or partial rejection of any request, it may be subject to a second examination by NATIXIS FACTOR;

The data appearing on the site shall be communicated subject to transactions in progress and accessible data will be updated daily to D (D being the date of consultation). NATIXIS FACTOR may provide the Member, subject to acceptance of a quotation and a specific price list, with optional modules enabling that Member to download specific data.

NATIXIS FACTOR may, in particular on the basis of any technological developments or regulatory changes, modify the CREANCEnet service. The Member will be informed of the new features by any means. If the Member fails to terminate its subscription to the CREANCEnet service within a period of fifteen days after having received the aforementioned information, he shall be deemed to have accepted it.

Article 10 – ACCESS TO THE CREANCEnet SERVICE

The CREANCEnet service, provided and hosted by NATIXIS FACTOR, is a means whereby the Client may remotely access the NATIXIS FACTOR factoring service.

10.1 – Arrangements for accessing the CREANCEnet service

In order to use the service, the Client must have an internet connection with a service provider of its choice and SSL compatible browser software. The Client declares that he is familiar with the features and limits of the internet. The Client shall be responsible for ensuring that the equipment and software used is compatible with the service.

The site may be accessed via the following URL: www.creancenet.fr or via the CREANCEnet hyperlink on the NATIXIS FACTOR website (www.factor.natixis.fr).

Upon signature of the factoring agreement, NATIXIS FACTOR shall forward to the Client its identity code and password which will enable him to access the service. The first time he connects to the service, the Client must select a new password and he will then be asked to change that password every three months. The login details are strictly confidential and the Client shall be responsible for their safekeeping and use. He may, under its own responsibility, forward the login details to any employee of its choice. Any use of the login details shall be assumed to have been made by the Client. NATIXIS FACTOR shall in no circumstances be liable for any unlawful, fraudulent or wrongful use of the login details.

As a security measure, access to the service will be suspended in the event that the wrong login details are input three times. Likewise, the period of connection shall be restricted to thirty minutes upon expiry of which login details will have to be re-entered by the Client.

If the Client finds he is unable to log in, he must advise NATIXIS FACTOR immediately by calling the manager responsible for the agreement and/or the Customer Help Desk on 01 58 32 85 00. The site and its various components are accessible 7 days a week, between 7 am and 10 pm (Paris time). The service and the site may from time to time be subject to technical maintenance and updating operations rendering them momentarily inaccessible. Any data consulted and exchanged via the website are secured by SSL 128 bit encryption.

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

Once the Client has access to the service, NATIXIS FACTOR will provide an on-line help section 7 days a week, between 7 am and 10 pm (Paris time) explaining how to use the service.

10.2 – Liability

NATIXIS FACTOR undertakes to endeavor to provide the Client with the service in the best possible conditions and may not be held liable for the poor functioning or non-functioning of the service, any problems in accessing or the inability to access the service, any service interruption, unfitness of the client’s IT equipment and software or the use by the Client of any software required in order to be able to connect to the service.

The Client shall be exclusively liable for the communication, via the service, of data and information to NATIXIS FACTOR and irrevocably guarantees NATIXIS FACTOR against any third party action based on communication by him and/or use by NATIXIS FACTOR of such data and/or information. NATIXIS FACTOR may in no circumstances be held liable in relation to the communication of data and information to NATIXIS FACTOR by the Client.

10.3 – Intellectual property

The service and its content (images, photographs, logos, trademarks, videos, sounds, text etc.) are the property of NATIXIS FACTOR and are protected by the [French] Code of Intellectual Property. It is strictly forbidden to use any of these documents and in particular to reproduce, represent, modify or adapt them in full or in part. Any reproduction or representation, in full or in part, of the pages, data or any other component of the Site, by any process or medium whatsoever, is forbidden and constitutes an act of infringement.

10.4 – Suspension of the connection

In the event of non-performance by the Client of any of its contractual obligations, NATIXIS FACTOR reserves the right to immediately suspend all or part of its access to the service.

Article 11 – PERSONAL DATA AND LEGAL FRAMEWORK

Any personal data gathered within the framework of the agreement and the CREANCEnet service is intended for use by NATIXIS FACTOR which, by express agreement, is authorized to retain it on file and to use it and to disclose it to its group companies or to sub-contractors for the sole purpose of management of the factoring agreement.

All Clients have a right to access, change, rectify and delete any data concerning them gathered while connected to the service in the conditions provided for in Law no. 78-17 of 6 January 1978 (French Data Protection Act) by writing to: UGJAC, 10-12, avenue Winston Churchill 94676 Charenton-le-Pont cedex.

Article 12 – REMUNERATION

The Client shall remunerate NATIXIS FACTOR as follows:

12.1 – Factoring fee:

As remuneration for the factoring service, a fee shall be deducted, calculated on the amount of the subrogated receivables, assets and payments for which NATIXIS FACTOR assumes responsibility, for any assigned customer receivable that is not transferred. Said fee shall be set in accordance with the terms laid down in the special terms and conditions.

12.2 – Financing fee:

Any withdrawals that the Client may make from the funds available in its current account before the customers’ due payment date shall give rise to payment of a fee, the rate of which shall be determined in the special terms and conditions. Said rate shall be calculated on the basis of a 360 day year. It shall be increased by one point in the event of the deterioration of the Client’s financial position,

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

characterized by payment irregularities or the inscription of preferential rights resulting in a fall in the Banque de France’s rating.

This rate shall be expressed, for information purposes only, as an annual percentage rate (taux effectif global) in the special terms and conditions. This annual percentage rate shall be calculated monthly and shown on the monthly statements of account.

This fee, payable on the advance granted, shall be the subject of a statement of monthly interest, showing all the transactions, arranged by value date.

In the event that this Agreement is terminated, the financing fee at the rate specified in the special terms and conditions shall apply until NATIXIS FACTOR has been repaid in full.

12.3 – Fee for promissory notes:

The issuance of a promissory note to the Client, signed by NATIXIS FACTOR, shall result in payment of a fee calculated on a prorata temporis basis, the rate of which is set in the special terms and conditions.

12.4 – Bank charges, duty and fees:

The Client shall pay or reimburse any duty, tax levies or other charges that exist or that are created whilst the Agreement is in force and any costs that are payable under the current payment terms provided to the Client on signature of the Agreement, any amendment to which shall be notified to the Client.

Article 13 – TERM OF THE AGREEMENT

This Agreement shall be entered into for an unlimited term, unless a special derogation is shown in the special terms and conditions.

Either party may terminate it subject to three months’ notice, during which the level of outstanding amounts may not, without the consent of NATIXIS FACTOR, exceed that existing on the date of termination.

The decision to terminate shall be notified by registered letter with acknowledgement of receipt without the need to state the reasons for such termination.

Article 14 – TERMINATION WITHOUT NOTICE

14.1 – NATIXIS FACTOR may terminate this Agreement without notice and at any time, by operation of law, in the following situations:

•	Failure to perform the obligations stipulated in the terms of this Agreement, the special terms and conditions and any riders.

•	Late payment of social security contributions, tax or payroll costs

•	Attachment of bank accounts or corporate assets.

•	Payment irregularities recorded by the Banque de France.

•	Serious irregularity found in the accounts.

•	Failure to provide the documents specified in Article 8 or interference in exercising the right to be provided with information and the right of disclosure.

•	Loss of the directors’ full legal, commercial or professional capacity.

•	A change in the structure or business of the signatory company to this undertaking or a change of management.

•	Cancellation of or failure to renew the personal warranties stipulated in the Agreement.

14.2 – In addition, NATIXIS FACTOR may require the immediate repayment of all the assigned receivables that have not been collected from customers, in the following situations:

•	Transfer of an invoice for a service that was not commissioned or a credit note for which no reason is given or that has expired;

•	Failure to return funds received from customers in payment of the transferred invoices

•	Any dispute as to whether the receivables actually exist;

•	Transfer of receivables that are realized elsewhere.

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

Article 15 – JURISDICTION

For the performance of this Agreement, the provisions of which shall be governed by French law, the parties choose their respective registered offices as their address for service and, in the event of a dispute, irrevocably award jurisdiction to the courts of the area in which NATIXIS FACTOR’s registered office is located.

Executed in Charenton-le-Pont on 3/5/2010

THE CLIENT	NATIXIS FACTOR

Company stamp and signature	Authorized signature and stamp

[signature]	[signature]

[SEQUANS COMMUNICATIONS]	[NATIXIS FACTOR]

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

Global Export Agreement No. 57973

Agreement not covered by credit insurance

with delegation of policy

Special Terms and Conditions

With: SEQUANS COMMUNICATIONS

A société anonyme (public limited company) with capital of €472,415.29

Registered in the Nanterre Trade and Companies Register under no. B 450 249 677

Having its registered office at 19 Le Parvis Paris La Défense - 92800 PUTEAUX

Represented by Mr Georges KARAM

Acting in his capacity as Chairman of the Board of Directors

Hereafter referred to as the Client

1.	Scope

1.1 In the performance of its export transactions, the Client warrants to NATIXIS FACTOR that both it and its customer are, from an administrative standpoint, up to date with all payments and contributions, in particular as regards customs, foreign exchange, imports or export regulations, both in the country of destination and in France.

Furthermore, throughout the term of the agreement, NATIXIS FACTOR may not be held liable for any foreign exchange risks, the consequences of any economic or financial policy measures, in particular foreign exchange control, or any other event constituting an event of force majeure. Finally, the provisions of article 5 of the general terms and conditions are applicable in the event of collection by any foreign correspondent to which NATIXIS FACTOR may have transferred the receivables.

1.2 The factoring agreement shall apply to all the invoices generated by the Client’s export operations in respect of its 300 export customers in the following countries: the European Union, Taiwan, China, Hong Kong, USA, India, Japan, Lithuania, Israel, South Korea, Costa Rica, Malaysia, the United Kingdom, Poland, Germany, Italy, Brazil, Canada, Singapore and Tunisia.

1.3 Exclusions

The group or affiliated companies, including:

SEQUANS US

SEQUANS UK

SEQUANS SINGAPORE

SEQUANS ISRAEL

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

2.	Transfer of invoices

2.1. Submission of invoices

Invoices will be submitted 5 times per month. For any additional submission over and above that limit, the amount indicated in the current NATIXIS FACTOR pricing terms and conditions will be charged.

The originals intended for the Client’s customers shall be delivered by the Client.

2.2. Supporting documentation

NATIXIS FACTOR may at any time ask the Client to provide it with all documents substantiating the existence of the receivable, in particular, customs documents, bills of lading or transport documents, as well as the original documents relating to documentary remittances.

Furthermore, the Client shall provide the following specific supporting documents:

For invoices of over USD 150 000:

•	Purchase orders and shipping notes

For invoices of USD 150 000 or less: The following supporting documents, purchase orders and transport shipping notes, will be kept at the disposal of NATIXIS FACTOR at the Client’s premises and provided at first call within a period of 48 hours.

3.	Payment of invoices

3.1 Invoices in foreign currency

3.1.1 The Client shall transfer to NATIXIS FACTOR invoices made out in US dollars only.

3.1.2 Payment shall be effected in the currency for invoices in US Dollars in accordance with the following terms and conditions:

•	NATIXIS FACTOR shall open a current account in the currency and shall pay by credit to that account the invoices for which ownership is transferred to it.

If payments are received from customers in a currency other than the invoice currency, the invoices concerned shall be paid (Perrine à Benjamin: pourriez-vous svp vérifier notre comprehension du terme “restituées” ici. Merci) by debit to the current account and the exchange value in euros of the payment on the date of recording on the customer account shall be credited to the current account.

3.2 Payment of invoices by NATIXIS FACTOR

US Dollar current account

Payment shall be effected by transfer in US Dollars.

The rate of the financing fee is set, as of today’s date, at Libor at 3 months + 0.75 per annum.

The annual percentage rate (taux effectif global), calculated for the purposes of information, on the basis of the standard rate indicated above and taking account of the normal operation and provisions of the agreement, amounts to:

•

1.62% per annum for financing by check or transfer on the basis of annual assigned turnover of USD 33 500 000 (US dollars at the rate in force on 27/04/2010, i.e., approximately €25 000 000), average customer payment terms of 60 days and a guarantee fund rate of 10%.

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

This indicative rate may vary throughout the term of the agreement on the basis of changes in one or more of the features that are taken into consideration.

Since partial or total payment of invoices in the form of a promissory note does not constitute an advance from the factor, the annual percentage rate (taux effectif global) cannot be shown on the monthly statements of account.

4.	Guarantee fund account

US Dollar account

The minimum amount of the guarantee fund shall be set at USD 300 000.

For the first three months from the date of signature of the agreement, the withdrawal rate shall be set at a lump sum of 10% of the amount of the transferred invoices made out in US Dollars.

The amount of the guarantee fund amounts to 10% of outstandings, plus the percentage of recorded debits (credit notes, invoice returns, customer debit notes) and will be created by deductions, at the same percentage, from the amount of invoices transferred made out in US Dollars. The guarantee fund shall be indexed monthly on the basis of the percentage defined above plus the percentage of recorded debits over the preceding three months.

5.	Factoring fee

The rate of this fee shall be set at 0.24%.

The amount of this factoring fee has been determined in respect of 300 open customer accounts. Above that threshold, the amount indicated in the current NATIXIS FACTOR pricing terms and conditions shall be charged through the opening of a supplementary account.

This fee rate will be adjusted each year on the anniversary of signature of the agreement by applying the following scale, on the basis of the turnover processed (turnover in millions of US Dollars) as well as the average size of the Client’s invoices (average size of invoices in thousands of US Dollars) during the twelve months prior to adjustment. This revision will be applied with retroactive effect over the same period.

The annual minimum amount, exclusive of tax, of the factoring fee charged may not be less than USD 54 000.

Turnover, inclusive of tax (Millions of US Dollars) Average Size of Invoices (thousands of US Dollars)	< 27	27-40.5	> 40.5
< 40.5	0.30%	0.26%	0.24%
40.5% to 54	0.26%	0.24%	0.22%
> 54	0.24%	0.22%	0.20%

The parameters indicated in the above table on which the rate of the applicable fee and the minimum fee are based are deemed to be set in constant US Dollars. They will therefore be reassessed each year.

6.	Security to be established

None

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

7.	Credit insurance

This contract is deemed to have been entered into without credit insurance.

Since the factoring agreement is not covered by an insolvency guarantee, the Client undertakes to delegate to NATIXIS FACTOR the right to any compensation payable under the credit insurance policy taken out with SFAC.

Conditions precedent and conditions subsequent:

Prior to signature of this agreement, the Client shall send to NATIXIS FACTOR:

•	a copy of its credit insurance no. 147776.01 taken out with SFAC (general and special terms and conditions and any riders)

•	a copy of the statement of turnover made to the credit insurance company.

•

a list, to be subsequently updated on a monthly basis, of approvals by the credit insurer (if the credit insurer does not provide this), as well as proof of payment of the premium paid in respect of the credit insurance policy.

•	a letter from the credit insurance company indicating the amount of the insurance claims paid or to be paid for the current year.

Within a period of 30 days of signature of this agreement, the Client undertakes to arrange a rider delegating to NATIXIS FACTOR the right to insurance claims. Failing this, the agreement will be terminated automatically and without notice.

The parties agree that in order to safeguard its right, NATIXIS FACTOR may substitute the Client, as appropriate, as regards:

•	the statement of turnover factored;

•	the payment of outstanding premiums, by debit to the available amounts on the Client’s current account opened on the books of NATIXIS FACTOR.

•	acts of management arising out of the Client’s obligations under this agreement, in particular contentious statements and extension of due dates.

Any change as regards management of the credit insurance policy (failure to renew, notice or termination) that might affect the right of NATIXIS FACTOR to receive insurance compensation must be brought to its attention immediately.

Failing this, NATIXIS FACTOR shall be entitled to terminate the factoring agreement without notice.

•	NATIXIS FACTOR shall be entitled to debit the current account with any invoices unpaid 60 days after their due date.

Having taken cognizance of the terms and conditions of intervention on the part of NATIXIS FACTOR, the Client undertakes not to rely on them in order to evade the obligations incumbent upon it vis-à-vis its insurance company (statement, prior agreement etc.).

8.	Special provisions

8.1 The parties mutually agree that an administration fee of USD 2 671.26, exclusive of tax, will be charged at the start of the agreement to be debited to the current account.

8.2 By way of an exception and by derogation, NATIXIS FACTOR agrees as of the date of signature of this agreement to intervene in the Client’s invoices under 30 days and not yet having fallen due.

The Client expressly warrants to NATIXIS FACTOR that this invoicing has not been the subject of any other previous form of mobilization of receivables.

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France

NATIXIS

FACTOR

Financing of the aforementioned invoicing shall be limited to 70%.

The Client shall forward to NATIXIS FACTOR a copy of the registered letters sent to the customers concerned mentioning their agreement for these invoices to be paid direct to NATIXIS FACTOR. Following acceptance by the customers, NATIXIS FACTOR may then finance 100%.

8.3 The invoicing and the Client’s supporting documentation shall be forwarded to NATIXIS FACTOR in pdf form.

8.4 NATIXIS FACTOR may finance the Client’s invoices over and above the approval given by SFAC within the following cumulative limits:

•	up to 20% of total outstandings;

•	without being able to exceed per customer 50% of the guarantee fund.

These financing conditions will be reviewed in the event of any cancellation or change in the credit insurance company’s approval.

8.5 By way of an exception and by derogation to article 3.1 of the general terms and conditions, NATIXIS FACTOR agrees to assume responsibility for the invoices assigned in respect of the customers MOTOROLA and ALCATEL.

Executed in Charenton-le-Pont in two counterparts on 3/5/2010

THE CLIENT	NATIXIS FACTOR

Company stamp and signature	Authorized signature and stamp

[signature]	[signature]

[SEQUANS COMMUNICATIONS]	[NATIXIS FACTOR]

Natixis Factor 10-12, Avenue Winston Churchill, 94676 Charenton-le-Pont Cedex, France – Telephone : +33 1 58 32 80 00 –

Fax : +33 1 58 32 81 00 www.factor.natixis.com

A French limited company with a Board of Directors (Société Anonyme à Conseil d’Administration) and share capital of

EUR 19 915 600 – Paris Trade and Companies Register No. 379 160 070 VAT: FR 22 379 160 070

Registered office: 30, avenue Pierre Mendès-France – 75013 Paris France